EXHIBIT (23)--CONSENT OF GEO. S. OLIVE & CO. LLC

We consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 33-45395, of our report dated January 26, 1996 contained in the 1995 Annual Report to Shareholders of Indiana United Bancorp, which is incorporated by reference in this Form 10-K.


GEO. S. OLIVE & CO. LLC



Indianapolis, Indiana
March 26, 1996